                                                                   EXHIBIT 99.g7

                                  AMENDMENT TO
                      FUTURES AND OPTIONS ACCOUNT AGREEMENT
                                       AND
                 REGISTERED INVESTMENT COMPANY CUSTODY AGREEMENT

This Amendment, effective May 12, 2006, shall serve as an amendment to the
Futures and Options Account Agreement, dated January 16, 1998 and Registered
Investment Company Custody Agreement dated February 6, 2006 by and between each of the American Century Capital Portfolios, Inc., severally and not jointly, listed on Schedule A (each hereinafter referred to in its individual capacity as
"Customer"), and GOLDMAN, SACHS & CO. ("Goldman").

The Schedule A to the Agreement shall be amended to add the following fund(s):

                              NT MID CAP VALUE FUND
                           NT LARGE COMPANY VALUE FUND

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on behalf by a duly authorized representative as of the aforementioned day and year.

Customer:                  American  Century Capital  Portfolios,  Inc
                           on behalf of each entity shown on Schedule A
                           (each individually as Customer)

                           /s/ Charles A. Etherington
                  By:      --------------------------------------------
                  Title:   Vice President
                           --------------------------------------------

                               AMENDED SCHEDULE A

                               Dated: May 12, 2006

To Futures and Options Account Agreement dated January 16, 1998
To Registered Investment Company Custody Agreement dated February 6, 2006
("RICC").

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

Equity Income Fund (157-27789)
Value Fund (157-22601)
Mid Cap Value Fund (157-22370)
Small Cap Value Fund (157-51102)
Large Company Value Fund (157-57197)
NT Mid Cap Value Fund
NT Large Company Value Fund